Exhibit 99.1

Investor Contact	1600 Tysons Boulevard, Suite 1000
Ian Weissman	McLean, VA 22102
+ 1 703 584 7441	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports Second Quarter 2017 Results

MCLEAN, VA (August 2, 2017) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the second quarter ended June 30, 2017. Highlights include:

Second Quarter 2017 Operating Results

•	Comparable RevPAR was $170.35, a decrease of 0.2% on a Pro-forma basis from the same period in 2016; without San Francisco hotels, Comparable RevPAR increased 1.7%;
•	Net income was $115 million;
•	Net income attributable to stockholders was $112 million;
•	Adjusted EBITDA was $217 million;
•	Adjusted FFO attributable to stockholders was $173 million;
•	Diluted earnings per share was $0.52;
•	Diluted Adjusted FFO per share was $0.81; and
•	Comparable Hotel Adjusted EBITDA margin was 29.2%, a decrease of 110 bps on a Pro-forma basis from the same period in 2016; San Francisco hotels contributed to 70 bps of the decline.

Thomas J. Baltimore, Jr., Chairman, President and Chief Executive Officer, stated, “We are pleased with our operating results despite the challenges experienced this quarter, which were not unexpected with soft group demand partially offset by continued strength in the leisure segment. We remain optimistic about our future growth prospects and our portfolio has one of the lowest exposures to new supply over the next two years with markets like Hawaii, San Francisco, Orlando and Key West all well below the industry average.  Combined with increasing demand in these same markets and a return of city wide events in San Francisco upon the re-opening of the Moscone Convention Center in 2018 and 2019, we believe the near-term fundamentals favor outperformance for our portfolio of iconic assets.  Moreover, our team continues to make great progress against our goals to shift our group mix, improve margins, recycle capital and execute on our near-term ROI projects.”

Selected Statistical and Financial Information
(unaudited, dollars in millions, except per share data, Comparable RevPAR and Comparable ADR)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Comparable RevPAR(1)(2)	$ 170.35	$ 170.77	(0.2)%	$ 163.39	$ 162.50	0.5%
Comparable Occupancy(1)(2)	84.3%	85.2%	(0.9)% pts	81.0%	81.4%	(0.4)% pts
Comparable ADR(1)(2)	$ 202.13	$ 200.41	0.9%	$ 201.78	$ 199.52	1.1%

Net income(3)	$ 115	$ 62	85.5%	$ 2,465	$ 85	NM(4)
Net income attributable to stockholders(3)	$ 112	$ 60	86.7%	$ 2,462	$ 82	NM(4)

Adjusted EBITDA(1)	$ 217	$ 218	(0.5)%	$ 394	$ 388	1.5%
Comparable Hotel Adjusted EBITDA(1)(2)	$ 201	$ 207	(2.9)%	$ 366	$ 368	(0.5)%
Comparable Hotel Adjusted EBITDA margin(1)(2)	29.2%	30.3%	(110) bps	27.6%	28.2%	(60) bps
Adjusted FFO attributable to stockholders(1)	$ 173	$ 170	1.8%	$ 311	$ 298	4.4%

Earnings per share - Diluted(5)	$ 0.52	$ 0.30		$ 11.48	$ 0.41
Adjusted FFO per share - Diluted(1)(5)	$ 0.81	$ 0.87		$ 1.45	$ 1.52
Weighted average shares outstanding - Diluted	215	198		214	198

(1)	For 2016, amounts are calculated on a Pro-forma basis.
(2)	Excludes unconsolidated joint ventures.
(3)

Includes income tax benefits from the derecognition of deferred tax liabilities for the three and six months ended June 30, 2017 of $24 million and $2,312 million, respectively, associated with Park’s intention to be taxed as a REIT.

(4)	Percentage change is not meaningful.
(5)

For 2016, per share amounts were calculated using the number of shares of common stock outstanding upon the completion of the spin-off. Per share amounts are calculated based on unrounded numbers and are calculated independently for each period presented; therefore, the sum of the quarterly per share amounts do not equal the per share amounts for the six months.

2017 Second Quarter Operating Results: Total Consolidated Comparable Hotels

Comparable RevPAR decreased 0.2% for the quarter and increased 0.5% year-to-date, on a Pro-forma basis, due to decreases in occupancy, offset by increases in rate, as compared to the same periods in 2016. Highlights from some of Park’s markets and segments:

•	Florida: RevPAR growth of 4.9% for the quarter and 2.9% year-to-date, with increases in both rate and occupancy from strong leisure demand;
•	Hawaii: RevPAR growth of 3.0% for the quarter and 3.5% year-to-date, due to increases in rate driven by an increase in group business;
•

Northern California: RevPAR decline of 7.6% for the quarter and 5.1% year-to-date, with decreases in both rate and occupancy, primarily attributable to ongoing renovations at the Moscone Convention Center in San Francisco coupled with the Super Bowl taking place in San Francisco in February 2016; and

•

Group / Transient: group rooms revenue decreased by 6.3% for the quarter, partially offset by transient revenue growth of 2.8%, while both group and transient revenues were relatively flat year-to-date; partially attributable to the Easter shift and ongoing renovations at the Moscone Convention Center in San Francisco.

2017 Second Quarter Operating Results: Top 10 Hotels

RevPAR for Park’s Top 10 Hotels, which accounts for approximately 64% of Hotel Adjusted EBITDA, declined 2.8% for the quarter and 0.6% year-to-date, on a Pro-forma basis, due to decreases in occupancy and rate, as compared to the same period in 2016. Within the Top 10 Hotels:

•	Hilton Hawaiian Village Waikiki Beach Resort: RevPAR growth of 3.0% for the quarter and 3.5% year-to-date, due to an increase in rates from a rise in group demand;

•	New York Hilton Midtown: RevPAR decline of 3.9% for the quarter and 1.1% year-to-date, due to ongoing renovations;
•

Hilton San Francisco Union Square / Parc 55 San Francisco – a Hilton Hotel: RevPAR decline of 12.5% and 11.5%, respectively, for the quarter, and 10.3% and 3.9%, respectively, year-to-date, due to ongoing renovations at the Moscone Convention Center and a tough comparable period in 2017 due to the Super Bowl in 2016;

•	Hilton Waikoloa Village: RevPAR growth of 2.5% for the quarter and year-to-date, due to strong leisure demand;
•	Hilton New Orleans Riverside: RevPAR decline of 6.2% for the quarter and 2.3% year-to-date, due to a decrease in city wide events as compared to the prior year;
•	Hilton Chicago: RevPAR growth of 0.9% for the quarter due to improved revenue management strategies and growth of 5.6% year-to-date due to strong group demand;
•	Hilton Orlando Bonnet Creek / Waldorf Astoria Orlando: RevPAR growth of 4.8% and 4.5%, respectively, for the quarter, and 6.8% and 0.6%, respectively, year-to-date, due to strong leisure demand; and
•	Casa Marina, A Waldorf Astoria Resort: RevPAR growth of 1.2% for the quarter and RevPAR decline of 1.1% year-to-date, due to strong leisure demand.

Balance Sheet and Liquidity

Park had the following debt outstanding as of June 30, 2017:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of June 30, 2017
Fixed Rate Debt
Unsecured notes	Unsecured	7.50%	December 2017	$ 55
Mortgage loan	DoubleTree Hotel Spokane City Center	3.55%	October 2020	12
Commercial mortgage-backed securities loan	Hilton San Francisco Union Square, Parc 55 San Francisco - a Hilton Hotel	4.11%	November 2023	725
Commercial mortgage-backed securities loan	Hilton Hawaiian Village Waikiki Beach Resort	4.20%	November 2026	1,275
Mortgage loan	The Fess Parker Santa Barbara Hotel - a DoubleTree Resort	4.17%	December 2026	165
Total Fixed Rate Debt(1)				$ 2,232

Variable Rate Debt
Revolving credit facility(2)	Unsecured	L + 1.50%	December 2021(3)	$ -
Term loan	Unsecured	L + 1.45%	December 2021	750
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 2.25%	May 2022(3)	30
Total Variable Rate Debt				$ 780

(1)	Excludes $15 million of capital lease obligations.
(2)	$1 billion revolving credit facility, with $1 billion available as of June 30, 2017.
(3)	Assumes the exercise of all extensions that are exercisable solely at Park’s option.

Total cash and cash equivalents were $324 million as of June 30, 2017, including $18 million of restricted cash.

Capital Investments

Park invested $49 million in the second quarter on capital improvements, including $38 million on improvements made to guest rooms, lobbies and other guest-facing areas. Key projects include:

•	Hilton San Francisco Union Square: $7.1 million primarily on rooms and suites renovations;
•	Hilton São Paulo Morumbi: $4.7 million primarily on rooms and corridors renovations;
•	New York Hilton Midtown: $3.5 million primarily on suites and meeting space renovations; and
•	Hilton New Orleans Riverside: $1.5 million primarily on ballroom renovations.

Dividends

Park’s Board of Directors declared a second quarter 2017 cash dividend of $0.43 per share to stockholders of record as of June 30, 2017. The second quarter 2017 cash dividend was paid on July 17, 2017.

On July 28, 2017, Park’s Board of Directors declared a third quarter 2017 cash dividend of $0.43 per share to be paid on October 16, 2017 to stockholders of record as of September 29, 2017. All future dividends are subject to approval by Park’s Board of Directors.

Full Year 2017 Outlook

The Company has updated its 2017 guidance that was previously provided in connection with the reporting of its first quarter results in May 2017. Park expects the full year 2017 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts)
	2017 Outlook				Variance to Prior Outlook
	as of August 2, 2017				as of May 3, 2017
Metric	Low		High		Low		High
Comparable RevPAR Growth	0.0%		1.0%		0.0%		(1.0)%

Net income	$ 257		$ 280		$ 7		$ 3
Net income attributable to stockholders	$ 251		$ 274		$ 6		$ 2
Diluted earnings per share	$ 1.17		$ 1.28		$ 0.03		$ 0.01

Adjusted EBITDA	$ 740		$ 765		$ 5		$ —
Comparable Hotel Adjusted EBITDA margin change	(80)	bps	0	bps	0	bps	0	bps
Adjusted FFO per share - Diluted	$ 2.70		$ 2.80		$ 0.05		$ 0.03

Full year 2017 guidance is based in part on the following assumptions:

•	General and administrative expenses are projected to be $42 million, excluding $12 million of non-cash share-based compensation expense and $10 million of transition costs;
•	Fully diluted weighted average shares is expected to be 214.5 million;
•

Excludes income tax benefits for the three and six months ended June 30, 2017, of $24 million and $2,312 million, respectively, resulting from the derecognition of deferred tax liabilities associated with Park’s intention to be taxed as a REIT;

•

Due to the transfer of a significant number of rooms at the Hilton Waikoloa Village and Embassy Suites Washington DC Georgetown to Hilton Grand Vacations, the results from these hotels are excluded from Park’s comparable results in 2017; and

•	The transfer of rooms at the Hilton Waikoloa Village until the fourth quarter of 2017.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss second quarter results on August 3, 2017 beginning at 10:00 a.m. Eastern Time.

Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally, and requesting Park Hotels & Resorts’ Second Quarter 2017 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay and transcript of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and we urge investors to carefully review the disclosures we make concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in Park’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.  Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including NAREIT FFO attributable to stockholders Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

Pro-Forma Financial Information

Certain financial measures and other information have been adjusted for Park’s historical debt and related balances and interest expense to give the net effect to financing transactions that were completed prior to spin-off, incremental fees based on the terms of the post spin-off management agreements, adjustments to income tax expense based on Park’s post spin-off REIT tax structure, the removal of costs incurred related to the spin-off and the establishment of Park as a separate public company and the estimated excise taxes on certain REIT leases.  Further adjustments have been made to reflect the effects of hotels disposed of or acquired during the periods presented. When presenting such information, the amounts are identified as “Pro-forma.”

About Park

On January 3, 2017, Hilton Worldwide Holdings Inc. completed the spin-off of a portfolio of hotels and resorts that established Park as an independent, publicly traded company. Park began publicly trading on the New York Stock Exchange as an independent company on January 4, 2017. Park is a leading lodging REIT with a diverse portfolio of hotels and resorts with significant underlying real estate value. Park’s portfolio consists of 67 premium-branded hotels and resorts with over 35,000 rooms located in prime United States and international markets with high barriers to entry.

PARK HOTELS & RESORTS INC.

CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS

(unaudited, in millions, except share and per share data)

	June 30,	December 31,
	2017	2016
ASSETS
Property and equipment, net	$ 8,495	$ 8,541
Investments in affiliates	87	81
Goodwill	605	604
Intangibles, net	43	44
Cash and cash equivalents	306	337
Restricted cash	18	13
Accounts receivable, net	188	130
Prepaid expenses	53	58
Other assets	22	26
TOTAL ASSETS	$ 9,817	$ 9,834
LIABILITIES AND EQUITY
Liabilities
Debt	$ 3,014	$ 3,012
Accounts payable and accrued expenses	178	167
Due to hotel manager	97	91
Due to Hilton Grand Vacations	210	210
Deferred income tax liabilities	123	2,437
Other liabilities	194	94
Total liabilities	3,816	6,011
Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 214,835,403 shares issued and outstanding as of June 30, 2017	2	—
Additional paid-in capital	3,823	—
Retained earnings	2,277	—
Accumulated other comprehensive loss	(53)	(67)
Net Parent investment	—	3,939
Total stockholders' equity	6,049	3,872
Noncontrolling interests	(48)	(49)
Total equity	6,001	3,823
TOTAL LIABILITIES AND EQUITY	$ 9,817	$ 9,834

PARK HOTELS & RESORTS INC.

CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues
Rooms	$ 469	$ 472	$ 901	$ 901
Food and beverage	200	200	392	380
Other	64	53	124	105
Total revenues	733	725	1,417	1,386

Operating expenses
Rooms	118	118	232	232
Food and beverage	132	131	263	258
Other departmental and support	181	170	358	335
Other property-level	48	47	94	92
Management and franchise fees	39	25	73	51
Impairment loss	—	—	—	15
Depreciation and amortization	73	74	143	147
Corporate and other	19	19	37	35
Total expenses	610	584	1,200	1,165

Gain on sale of assets, net	—	1	—	1

Operating income	123	142	217	222

Interest income	1	1	1	1
Interest expense	(31)	(46)	(61)	(92)
Equity in earnings from investments in affiliates	8	7	12	10
Loss on foreign currency transactions	(4)	(1)	(3)	(1)
Other loss, net	(1)	(2)	(1)	(2)

Income before income taxes	96	101	165	138
Income tax benefit (expense)	19	(39)	2,300	(53)

Net income	115	62	2,465	85
Net income attributable to noncontrolling interests	(3)	(2)	(3)	(3)
Net income attributable to stockholders	$ 112	$ 60	$ 2,462	$ 82

Earnings per share:
Earnings per share - Basic	$ 0.52	$ 0.30	$ 11.79	$ 0.41
Earnings per share - Diluted	$ 0.52	$ 0.30	$ 11.48	$ 0.41

Weighted average shares outstanding - Basic	214	198	208	198
Weighted average shares outstanding - Diluted	215	198	214	198

Dividends declared per common share	$ 0.43	$ —	$ 0.86	$ —

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA, ADJUSTED EBITDA AND PRO-FORMA ADJUSTED EBITDA

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income	$ 115	$ 62	$ 2,465	$ 85
Depreciation and amortization expense	73	74	143	147
Interest income	(1)	(1)	(1)	(1)
Interest expense	31	46	61	92
Income tax (benefit) expense	(19)	39	(2,300)	53
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	7	7	12	13
EBITDA	206	227	380	389
Gain on sale of assets, net	—	(1)	—	(1)
Loss on foreign currency transactions	4	1	3	1
Transition costs	1	—	2	—
Share based compensation expense	4	—	7	—
Impairment loss	—	—	—	15
Other gains and losses	2	8	2	11
Adjusted EBITDA	217	235	394	415
Less: Spin-off adjustments(1)	—	(17)	—	(27)
Pro-forma Adjusted EBITDA	$ 217	$ 218	$ 394	$ 388

(1)	Spin-off adjustments include adjustments for incremental fees based on the terms of the post spin-off management agreements and estimated non-income taxes on certain REIT leases.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

PRO-FORMA COMPARABLE HOTEL ADJUSTED EBITDA AND PRO-FORMA COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Pro-forma Adjusted EBITDA	$ 217	$ 218	$ 394	$ 388
Less: Adjusted EBITDA from investments in affiliates	15	14	24	23
Less: All other(1)	(10)	(11)	(21)	(22)
Pro-forma Hotel Adjusted EBITDA	212	215	391	387
Less: Non-comparable hotels	11	8	25	19
Pro-forma Comparable Hotel Adjusted EBITDA	$ 201	$ 207	$ 366	$ 368

(1) Includes EBITDA from Park's laundry business and certain corporate expenses.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Total Revenue	$ 733	$ 725	$ 1,417	$ 1,386
Less: Revenue from laundry facilities	3	3	6	6
Add: Spin-off adjustments(1)	—	5	—	10
Less: Non-comparable hotels	40	41	85	86
Pro-forma Comparable Hotel Revenue	$ 690	$ 686	$ 1,326	$ 1,304

(1) Includes $5 million and $10 million, respectively, for the three and six months ended June 30, 2016, of allocated costs previously excluded from other hotel revenue for services provided to Hilton Grand Vacations ("HGV") at Hilton Hawaiian Village Beach Resort. In

    connection with the spin-off, Park entered into a services agreement with HGV.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Pro-forma Comparable Hotel Revenue	$ 690	$ 686	$ 1,326	$ 1,304
Pro-forma Comparable Hotel Adjusted EBITDA	$ 201	$ 207	$ 366	$ 368
Pro-forma Comparable Hotel Adjusted EBITDA margin	29.2%	30.3%	27.6%	28.2%

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO, ADJUSTED FFO AND PRO-FORMA ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income attributable to stockholders	$ 112	$ 60	$ 2,462	$ 82
Depreciation and amortization expense	73	74	143	147
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(2)	(2)
Gain on sale of assets, net	—	(1)	—	(1)
Impairment loss	—	—	—	15
Equity investment adjustments:
Equity in earnings from investments in affiliates	(8)	(7)	(12)	(10)
Pro rata FFO of equity investments	10	12	18	19
NAREIT FFO attributable to stockholders	186	137	2,609	250
Loss on foreign currency transactions	4	1	3	1
Transition costs	1	—	2	—
Share-based compensation expense	4	—	7	—
Other gains and losses(1)	(22)	—	(2,310)	—
Adjusted FFO attributable to stockholders	173	138	311	251
Less: Spin-off adjustments(2)	—	32	—	47
Pro-forma Adjusted FFO attributable to stockholders	$ 173	$ 170	$ 311	$ 298

NAREIT FFO per share - Diluted(3)	$ 0.87	$ 0.70	$ 12.19	$ 1.27
Adjusted FFO per share - Diluted(3)(4)	$ 0.81	$ 0.87	$ 1.45	$ 1.52
Weighted average shares outstanding - Diluted	215	198	214	198

(1)

Includes derecognition of deferred tax liabilities for the three and six months ended June 30, 2017, of $24 million and $2,312 million, respectively, associated with Park’s intention to be taxed as a REIT.

(2)

Spin-off adjustments include adjustments for Park’s historical debt and related balances and interest expense to give the net effect to financing transactions that were completed prior to spin-off, incremental fees based on the terms of the post spin-off management agreements, adjustments to income tax expense based on Park’s post spin-off REIT tax structure and estimated non-income taxes on certain REIT leases.

(3)

For 2016, per share amounts were calculated using the number of shares of common stock outstanding upon the completion of the spin-off. Per share amounts are calculated based on unrounded numbers and are calculated independently for each period presented; therefore, the sum of the quarterly FFO does not equal the FFO for the six months.

(4)	For 2016, amounts are calculated on a Pro-forma basis.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2017 OUTLOOK – EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)

	Year Ending
	December 31, 2017
	Low Case	High Case
Net income(1)	$ 257	$ 280
Depreciation and amortization expense	291	291
Interest income	(2)	(2)
Interest expense	125	125
Income tax expense(1)	19	21
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	23	23
EBITDA	713	738
Loss on foreign currency transactions	3	3
Transition costs	10	10
Share-based compensation expense	12	12
Other gains and losses	2	2
Adjusted EBITDA	$ 740	$ 765

(1)

Excludes an income tax benefit of $2,312 million for the six months ended June 30, 2017, resulting from the derecognition of deferred tax liabilities associated with Park’s intention to be taxed as a REIT.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2017 OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share amounts)

	Year Ending
	December 31, 2017
	Low Case	High Case
Net income attributable to stockholders(1)	$ 251	$ 274
Depreciation and amortization expense	288	288
Equity investment adjustments:
Equity in earnings from investments in affiliates	(21)	(21)
Pro rata FFO of equity investments	33	33
NAREIT FFO attributable to stockholders(1)	551	574
Loss on foreign currency transactions	3	3
Transition costs	10	10
Share-based compensation expense	12	12
Other gains and losses	2	2
Adjusted FFO attributable to stockholders(1)	$ 578	$ 601
Adjusted FFO per share - Diluted(1)(2)	$ 2.70	$ 2.80
Weighted average diluted shares outstanding	214.5	214.5

(1)     Excludes an income tax benefit of $2,312 million for the six months ended June 30, 2017, resulting from the derecognition of deferred tax liabilities associated with Park’s intention to be taxed as a REIT.

(2)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss), excluding interest expense, interest income, a provision for income taxes and depreciation and amortization. The Company considers EBITDA to be a useful measure for investors in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of the Company’s capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•	Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•	Gains or losses on foreign currency transactions
•	Transition costs related to the Company’s establishment as an independent, publicly traded company;
•	Share-based compensation expense;
•	Non-cash impairment losses; and
•	Other gains and losses that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, including both comparable and non-comparable hotels but excluding hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin, is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

NAREIT FFO attributable to stockholders, Adjusted FFO attributable to stockholders NAREIT FFO per share - diluted and Adjusted FFO per share - diluted

NAREIT FFO attributable to stockholders, presented herein, is calculated as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization and adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. The Company calculates NAREIT FFO attributable to stockholders for a given operating period in accordance with the guidelines of the National Association of Real Estate Investment Trusts (“NAREIT”). As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance.

Adjusted FFO attributable to stockholders, presented herein, is NAREIT FFO attributable to stockholders, as previously defined, further adjusted to exclude:

•	Gains or losses on foreign currency transactions;
•	Transition costs related to Park’s establishment as an independent, publicly traded company;
•	Share-based compensation expense;
•	Litigation gains and losses outside the ordinary course of business; and
•	Other gains and losses that management believes are not representative of the Company’s current or future operating performance.

NAREIT FFO attributable to stockholders and Adjusted FFO attributable to stockholders are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of NAREIT FFO attributable to stockholders and Adjusted FFO attributable to stockholders may not be comparable to similarly titled measures of other companies.

The Company believes that NAREIT FFO attributable to stockholders and Adjusted FFO attributable to stockholders, provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company’s management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

NAREIT FFO attributable to stockholders and Adjusted FFO attributable to stockholders have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing results as reported under U.S. GAAP.

NAREIT FFO per share – diluted, presented herein, is calculated as the Company’s NAREIT FFO, as previously defined, divided by the number of fully diluted shares outstanding during a period.

Adjusted FFO per share – diluted, presented herein, is Adjusted FFO per share, as previously defined, divided by the number of fully diluted shares outstanding during a period.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR and ADR are presented on a currency neutral basis (prior periods are reflected using current period exchange rates), unless otherwise noted.

Comparable Hotels

The Company presents certain data for its hotels on a comparable hotel basis as supplemental information for investors. The Company defines its comparable hotels as those that: (i) were active and operating in its system since January 1st of the previous year; and (ii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available. The Company presents comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its comparable hotels. Due to the conversion, or planned conversions, of a significant number of rooms at the Hilton Waikoloa Village in 2017 and Embassy Suites Washington D.C. Georgetown in 2016 to HGV timeshare units, the results from these properties were excluded from comparable hotels. Park’s comparable hotels as of June 30, 2016 also exclude the DoubleTree Hotel Missoula/Edgewater and the Hilton Templepatrick Hotel & Country Club, as these hotels were not retained by us as part of the spin-off.